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Jon W. Clark

Chief Financial Officer

(212) 297-1000

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Emily Pai

Investor Relations

(212) 297-1000

Gramercy Property Trust Inc. Reports First Quarter 2014 Financial Results

Highlights

•	Generated funds from operations (“FFO”) of $3.2 million or $0.05 per diluted common share.

•	Generated adjusted funds from operations (“AFFO”) of $3.6 million or $0.05 per fully diluted common share for the first quarter 2014.

•	Reaffirms previous guidance of estimated quarterly run-rate FFO for Q3 2014 and Q4 2014 of $0.09 - $0.11 per share.

•	Raised $115.0 million of gross proceeds through a private offering of Exchangeable Senior Notes priced at 3.75% which will mature in March 2019.

•	Increased our senior secured revolving credit facility to $150.0 million by exercising the $50.0 million accordion feature.

•	Paid quarterly common stock dividends of $0.035 per common share on April 15, 2014 to holders of record as of March 31, 2014.

•	Paid quarterly Series A preferred stock dividend of $0.50781 per share on April 15, 2014 to holders of record as of March 31, 2014.

•	Acquired a 115,472 square foot industrial property for approximately $6.3 million (7.6% initial cap rate; 8.5% annualized straight-line cap rate) with a lease term of approximately 12 years. Subsequent to quarter end, the Company acquired two additional properties for a total purchase price of approximately $18.7 million.

•	Ended the quarter with approximately $153.4 million of liquidity, as compared to approximately $81.1 million of liquidity reported in prior quarter.

Summary

NEW YORK, N.Y. – May 8, 2014 – Gramercy Property Trust Inc. (NYSE: GPT) today reported a net loss to common stockholders of $2.3 million, or $0.03 per fully diluted common share for three months ended March 31, 2014. For the quarter, the Company generated FFO of $3.2 million, or $0.05 per fully diluted common share. For the quarter, the Company generated AFFO of $3.6 million, or $0.05 per fully diluted common share. A reconciliation of FFO and AFFO to net loss available to common stockholders is included on page 9 of the press release.

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For the first quarter of 2014, the Company recognized total revenues of approximately $15.6 million, a decrease of 12% over total revenues of $17.7 million reported in the prior period. Prior period included the additional $3.2 million of incentive fees recognized at execution of the extension of the asset management agreement with KBS in December 2013.

Dividends

The Company resumed payment of dividends to common stockholders, beginning with the first quarter of 2014. The board of directors authorized and the Company declared a dividend of $0.035 per common share for the first quarter of 2014 which was paid on April 15, 2014 to holders of record as of March 31, 2014.

The board of directors also authorized and the Company declared the Series A preferred stock quarterly dividend for the period January 15, 2014 through and including April 14, 2014 in the amount of $0.50781 per share, reflecting an annualized distribution of $2.03125 per share. The preferred stock dividend was paid on April 15, 2014 to holders of record as of March 31, 2014.

Property Acquisitions

In the first quarter of 2014, the Company acquired a 115,472 square foot industrial property for approximately $6.3 million (7.6% initial cap rate; 8.5% annualized straight-line cap rate) with a lease term of approximately 12 years. In connection with the acquisition, the Company assumed a $2.7 million first mortgage loan with a fixed rate of 5.25%. Subsequent to quarter end, the Company acquired two additional properties for a total purchase price of approximately $18.7 million (7.3% initial cap rate; 8.4% annualized straight-line cap rate) with a weighted average lease term of approximately 13 years. Property acquisitions are summarized in the chart below:

(Dollar amount in thousands)
								Cash	S/L
Investment	Location	MSA	Property Type	Square Feet	Purchase Price		Occupancy	NOI	NOI
Des Plaines	Des Plaines, IL	Chicago	Class C Industrial	115,472	$6,300		100%	$479	$533
				115,472	$6,300		100%	$479	$533

Closed Since Quarter End
Elgin	Elgin, IL	Chicago	Class B Industrial	112,325	$10,350		100%	$795	$915
Harrisburg	Harrisburg, PA	Central PA	Class B Industrial	183,200	$8,329	(1)	100%	595	646
				295,525	$18,679		100%	$1,390	$1,561

(1)	Net of $284,460 of free rent and operating expense credit.

Credit Facility

In February 2014, the Company exercised the $50.0 million accordion feature of its senior secured credit facility increasing our borrowing capacity from $100.0 million to $150.0 million. All other terms of the credit facility remained the same.

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Convertible Debt

In March 2014, the Company issued $115.0 million of 3.75% Exchangeable Senior Notes (the “Notes”). The Notes are senior unsecured obligations of the Company’s Operating Partnership, GPT Property Trust LP, and are guaranteed by the Company on a senior unsecured basis. The Notes have a maturity date of March 15, 2019 and will pay interest semi-annually at a rate of 3.75% per annum.

The Notes are exchangeable, under certain circumstances, for cash, for shares of the Company's common stock or for a combination of cash and shares of the Company's common stock, at the Operating Partnership's election. The Notes will also be exchangeable prior to the close of business on the second scheduled day of trading immediately preceding maturity date, at any time beginning on December 15, 2018, and also upon the occurrence of certain events. The number of shares of the Company's common stock that holders will be eligible to receive upon exchange of the notes will be subject to an "exchange share cap" unless and until the Company obtains stockholder approval to issue more than 19.99% of the Company's common stock outstanding on the closing date, in accordance with the listing standards of the New York Stock Exchange.

The Company used the net proceeds to repay amounts outstanding under its $150.0 million senior secured revolving credit facility and expects to use the remaining net proceeds for general corporate purposes, including acquisitions of target assets consistent with its investment strategies, and for working capital purposes.

Gramercy Asset Management

The Company’s asset and property management business, which operates under the name Gramercy Asset Management, currently manages for third parties approximately $1.4 billion of commercial properties leased primarily to regulated financial institutions and affiliated users throughout the United States.

In the first quarter 2014, Gramercy Asset Management recognized fee revenues of $7.0 million in property management, asset management, administrative and incentive fees. The Gramercy Asset Management business generates most of its fee revenues from an asset management agreement with KBS.

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Bank Of America Portfolio Joint Venture

For the first quarter of 2014, the Company’s interest in the Bank of America Portfolio Joint Venture resulted in a $0.5 million net contribution to earnings as summarized below (amounts in thousands):

Three months ended
March 31, 2014
Income from core properties	$559
Income from held-for-sale properties	98
Net impairment of held-for-sale and sold properties	(132)

Equity in net income from joint venture(1)	$525

Distributions from the joint venture	$3,700

(1)	The Company’s Statement of Operations also includes a net contribution of $103 from its Philips Building joint venture for a total equity in net income from joint ventures of $628.

The Company’s proportionate share of the income generated by its joint venture interests includes $2.3 million of real estate-related depreciation and amortization, and net impairment charges which when added back, results in a contribution of $2.9 million to the Company’s FFO for the three months ended March 31, 2014.

The Bank of America Portfolio Joint Venture sold a total of three held-for-sale properties during the first quarter of 2014 for net proceeds to the Joint Venture of approximately $2.1 million. The Joint Venture recorded a non-cash impairment of approximately $0.3 million in the first quarter of 2014 related to the held-for-sale properties.

Corporate

As of March 31, 2014, the Company maintained approximately $153.4 million of liquidity at quarter end, as compared to approximately $81.1 million of liquidity reported at year end. Liquidity includes $61.9 million of unrestricted cash as compared to approximately $43.3 million reported at the end of the prior quarter and availability under the secured revolving credit facility of $91.5 million as compared to $37.8 million at the end of the prior quarter.

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Management, general and administrative (“MG&A”) expenses were $4.3 million for the quarter ended March 31, 2014, as compared to $4.8 million at end of the prior quarter. The Company’s MG&A expenses were related to the following business lines:

(Dollar amount in thousands)	Three Months Ended
	March 31,	December 31,
	2014	2013
Corporate / Investments	$3,492	$3,783
Asset Management	850	1,061
Total	$4,342	$4,844

Company Profile

Gramercy Property Trust Inc. is a fully-integrated, self-managed commercial real estate investment company focused on acquiring and managing income-producing industrial and office properties net leased to high quality tenants in major markets throughout the United States. The Company also operates an asset management business that manages for third-parties, including our Bank of America Portfolio Joint Venture, commercial real estate assets.

To review the Company’s latest news releases and other corporate documents, please visit the Company's website at www.gptreit.com or contact Investor Relations at (212) 297-1000.

Conference Call

The Company's executive management team will host a conference call and audio webcast on Thursday, May 8, 2014, at 2:00 PM EDT to discuss first quarter financial results. Presentation materials will be posted prior to the call on the Company’s website, www.gptreit.com, in the Investor Relations section under the “Events and Presentations” tab.

The live call will be webcast in listen-only mode on the Company’s website at www.gptreit.com and on Thomson’s StreetEvents Network. The presentation may also be accessed by dialing (888) 771-4371 - Domestic or (847) 585-4405 - International, using pass code “GRAMERCY”.

A replay of the call will be available from May 8, 2014 at 4:30 PM EDT through May 11, 2014 at 11:59 PM EDT by dialing (888) 843-7419 - Domestic or (630) 652-3042 - International, using pass code 3719-5677#.

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Disclaimer

Non GAAP Financial Measures

The Company has used non-GAAP financial measures as defined by SEC Regulation G in this press release. A reconciliation of each non-GAAP financial measure and the comparable GAAP financial measure can be found on page 9 of this release.

Forward-looking Information

This press release contains forward-looking information based upon the Company's current best judgment and expectations. Actual results could vary from those presented herein. The risks and uncertainties associated with forward-looking information in this release include, but are not limited to, factors that are beyond the Company's control, including those listed in the Company's Annual Report on Form 10-K and in the Company's Quarterly Reports on Form 10-Q. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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Selected Financial Data:

Gramercy Property Trust Inc.

Condensed Consolidated Balance Sheets

(Unaudited, dollar amounts in thousands, except per share data)

	March 31,	December 31,
	2014	2013
Assets:
Real estate investments, at cost:
Land	$74,241	$73,131
Building and improvements	274,887	264,581
Less: accumulated depreciation	(6,716)	(4,247)
Total real estate investments, net	342,412	333,465
Cash and cash equivalents	61,888	43,333
Restricted cash	455	179
Investment in joint ventures	36,210	39,385
Servicing advances receivable	8,818	8,758
Retained CDO bonds	7,471	6,762
Tenant and other receivables, net	8,493	5,976
Acquired lease assets, net of accumulated amortization of $2,590 and $1,596	41,545	40,960
Deferred costs, net of accumulated amortization of $1,064 and $634	10,366	5,815
Other assets	7,807	7,030
Total assets	$525,465	$491,663
Liabilities and Equity (Deficit):
Liabilities:
Secured revolving credit facility	$-	$45,000
Mortgage notes payable	124,341	122,180
Exchangeable senior notes	109,055	-
Total long term debt	233,396	167,180
Accounts payable and accrued expenses	9,535	11,517
Dividends payable	3,989	37,600
Accrued interest payable	509	81
Deferred revenue	2,401	1,581
Below-market lease liabilities, net of accumulated amortization of $396 and $300	5,939	6,077
Derivative instruments, at fair value	6,295	302
Other liabilities	934	852
Total liabilities	262,998	225,190
Commitments and contingencies	-	-

Equity (Deficit):
Common stock, par value $0.001, 100,000,000 shares authorized, 71,409,485 and 71,313,043 shares issued and outstanding at March 31, 2014 and December 31, 2013, respectively.	71	71
Series A cumulative redeemable preferred stock, par value $0.001, liquidation preference $88,146, 3,525,822 shares authorized, issued and outstanding at March 31, 2014 and December 31, 2013.	85,235	85,235
Additional paid-in-capital	1,150,465	1,149,896
Accumulated other comprehensive loss	(1,212)	(1,405)
Accumulated deficit	(972,092)	(967,324)
Total equity	262,467	266,473
Total liabilities and equity	$525,465	$491,663

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Gramercy Property Trust Inc.

Condensed Consolidated Statements of Operations

(Unaudited, dollar amounts in thousands, except per share data)

	Three Months Ended March 31,
	2014	2013
Revenues
Rental revenue	$7,494	$656
Management fees	6,965	8,315
Investment income	376	152
Operating expense reimbursements	681	109
Other income	68	27
Total revenues	15,584	9,259
Expenses
Property operating expenses:
Property management expenses	5,244	5,990
Property operating expenses	822	132
Total property operating expenses	6,066	6,122
Depreciation and amortization	3,385	337
Interest expense	2,345	-
Management, general and administrative	4,342	4,422
Acquisition expenses	235	551
Gain on derivatives	(115)	-
Total expenses	16,258	11,432
Loss from continuing operations before equity in net income (loss) from joint ventures and provisions for taxes	(674)	(2,173)
Equity in net income (loss) of joint ventures	628	(1,188)
Loss from continuing operations before provision for taxes and discontinued operations	(46)	(3,361)
Provision for taxes	(369)	(405)
Loss from continuing operations	(415)	(3,766)
Income (loss) from discontinued operations	(86)	11,001
Gain on sale of joint venture interest to a director related entity	-	1,317
Gains from disposals	-	389,140
Provision for taxes	-	(2,515)
Income (loss) from discontinued operations	(86)	398,943
Net income (loss)	(501)	395,177
Preferred stock dividends	(1,790)	(1,790)
Net income (loss) available to common stockholders	$(2,291)	$393,387
Basic earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.03)	$(0.10)
Net income from discontinued operations	-	6.80
Net income (loss) available to common stockholders	$(0.03)	$6.70
Diluted earnings per share:
Net loss from continuing operations, after preferred dividends	$(0.03)	$(0.10)
Net income from discontinued operations	-	6.80
Net income (loss) available to common stockholders	$(0.03)	$6.70
Basic weighted average common shares outstanding	70,763,959	58,678,078
Diluted weighted average common shares and common share equivalents outstanding	70,763,959	58,678,078

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Gramercy Property Trust Inc.

Reconciliation of Non-GAAP Financial Measure

(Unaudited, dollar amounts in thousands, except per share data)

	For the Three Months Ended
	March 31, 2014	March 31, 2013
Net income (loss) available to common shareholders	$(2,291)	$393,387
Add:
Depreciation and amortization	3,385	802
FFO adjustments for unconsolidated joint ventures	2,291	2,381
Less:
Non-real estate depreciation and amortization	(156)	(505)
Funds from operations	$3,229	$396,065

(Income) loss from discontinued operations	86	(398,943)
FFO adjustment for discontinued operations	-	(15)

FFO before discontinued operations	$3,315	$(2,893)

Add:
Property acquisition costs	235	551
Non-cash stock-based compensation expense	526	398
Amortization of above market lease assets	239	36
Amortization of deferred financing costs	330	43
Amortization of lease inducement costs	44	-
Return on construction advances	185	-
Non-real estate depreciation and amortization	156	47
Less:
AFFO adjustments for joint ventures	(453)	-
Straight-lined rent	(816)	(132)
Amortization of below market lease liabilities	(160)	(12)

Adjusted Funds from Operations	$3,601	$(1,962)

Funds from operations per share - basic	$0.05	$6.75

Funds from operations per share - diluted	$0.05	$6.75

FFO before discontinued operations per share - basic	$0.05	$(0.05)

FFO before discontinued operations per share - diluted	$0.05	$(0.05)

Adjusted funds from operations per share - basic	$0.05	$(0.03)

Adjusted funds from operations per share - diluted	$0.05	$(0.03)

The revised White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts, or NAREIT, defines FFO as net income (loss) (determined in accordance with GAAP), excluding impairment write-downs of investments in depreciable real estate and investments in in-substance real estate investments, gains or losses from debt restructurings and sales of depreciable operating properties, plus real estate-related depreciation and amortization (excluding amortization of deferred financing costs), less distributions to non-controlling interests and gains/losses from discontinued operations and after adjustments for unconsolidated partnerships and joint ventures. FFO does not represent cash generated from operating activities in accordance with GAAP and should not be considered as an alternative to net income (determined in accordance with GAAP), as an indication of our financial performance, or to cash flow from operating activities (determined in accordance with GAAP) as a measure of our liquidity, nor is it entirely indicative of funds available to fund our cash needs, including our ability to make cash distributions. Our calculation of FFO may be different from the calculation used by other companies and, therefore, comparability may be limited.

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